UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.02.	Compensatory Arrangements of Certain Officers.

On September 15, 2008, the Compensation Committee of the Board of Directors of Bancorp Rhode Island, Inc. (the “Registrant”) approved an increase in the base salary of Mark J. Meiklejohn, Vice President of the Registrant and Executive Vice President and Chief Lending Officer of Bank Rhode Island, the Registrant’s wholly owned subsidiary, from $185,400 to $205,000.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: September 18, 2008	By:	/s/ Linda H. Simmons
____________________________

Linda H. Simmons

Chief Financial Officer